                                  Exhibit 23(c)

SMITH, GOOLSBY                                         R. MILTON GOOLSBY, C.P.A.
ARTIS & REAMS, P.S.C.                                      JOHN W. ARTIS, C.P.A.
                                                           C. ALAN REAMS, C.P.A.
                                                        LARRY J. WITHERS, C.P.A.
                                                      STEPHEN W. KANOUSE, C.P.A.
                                                        DELMAR H. FRALEY, C.P.A.
                                                     RODNEY M. ROBINETTE, C.P.A.
                                                             -------------
                                                        G. DALE SWENTZEL, C.P.A.
                                                       STUART T. BLEVINS, C.P.A.
CERTIFIED PUBLIC ACCOUNTANTS                             DAVID K. WHALEY, C.P.A.
P.O. BOX 551   1330 CARTER AVE.                        SHARON K. KRETZER, C.P.A.
ASHLAND, KENTUCKY  41105-0551                           THERESA C. LYONS, C.P.A.
(606) 329-1171   FAX (606) 325-0590



Board of Directors
First Ashland Financial Corporation
1640 Carter Avenue
Ashland, Kentucky  41101

Members of the Board:

We consent to the inclusion in the Registration Statement on Form S-4 and of Camco Financial Corporation ("Camco") and the Joint Proxy Statement of Camco and of First Ashland Financial Corporation (the "Company") of our report of the consolidated financial statements of the Company for the three years ended September 30, 1995 filed pursuant to the Securities Exchange Act of 1934, as amended and to the use of our name as it appears under the caption "Experts."



Smith, Goolsby, Artis & Reams, PSC




Ashland, Kentucky
June 17, 1996